EXHIBIT 10.8

Dated the 1 day of June 2009

SKY HEART LIMITED

and

LEGEND SUN LIMITED

TENANCY AGREEMENT

of

Ground Floor, No. 39 Yiu Wa Street,

Causeway Bay, Hong Kong

PARTIES	AN AGREEMENT made the 1 day of June 2009

BETWEEN the company detailed as the Landlord in the First Schedule hereto (the "Landlord", which expression shall where the context so admits include the person or corporation for the time being entitled to the reversion immediately expectant on the term hereby created) of the one part and the company detailed as the Tenant in the said First Schedule (the "Tenant") of the other part

WHEREBY :

AGREEMENT TO LET PREMISES ANCILLARY RIGHTS

1.

The Landlord shall let and the Tenant shall take ALL THOSE the premises (the "Premises") forming part of the Building (as defined in the First Schedule) and more particularly described in the First Schedule hereto SUBJECT TO all rights, easements, privileges, restrictions, agreements and stipulations of whatever nature affecting the Premises and TOGETHER WITH the use in common with the Landlord and others having the like right of the common entrances, staircases, landings, lavatories and passages of the Building and of the escalators and lifts as provided by the Landlord (whenever the same shall be operating) EXCEPT AND RESERVED unto the Landlord and all persons authorized by the Landlord or otherwise entitled thereto:

(a)

the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving the Building or any adjoining or neighboring property together with the right to enter upon the Premises to inspect repair or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts;

(b)

the exclusive right to install in or affix to any part of the Building such flues, pipes, conduits, chimneys, aerials, plant, machinery and other apparatus, signs, placards, posters and other advertising structures whatsoever (whether illuminated or not) as the Landlord shall think fit together with the right to repair maintain service remove or replace the same provided that the Landlord shall give prior reasonable notice to the Tenant and shall cause as little interference as possible to the Tenant and make good any damage caused to the Premises forthwith;

(c)

the right to erect or alter or consent to the erection or alteration of any building for the time being on any adjoining or neighboring property notwithstanding that such erection or alteration may diminish the access of light and air enjoyed by the Premises and the right to deal with any such property as it may think fit;

(d)

the right and liberty to enter upon the Premises in the circumstances in which the agreements by the Tenant contained in this Agreement permit such entry;

(e)

the right to subjacent and lateral support from the Premises for the remainder of the Building; and

(f)

the absolute and unfettered right to use the external walls of the Building for whatever purpose the Landlord may deem fit and to assign or delegate such right.

TERM PAYMENT OF RENT

For the term specified in the First Schedule hereto (the "Term") determinable as hereinafter provided PAYING THEREFOR the rent specified in the Second Schedule hereto (the "Rent"). The Rent is exclusive of rates and Management Fee and shall be paid in advance without any deduction on the first day of each and every successive calendar month (subject to the Rent-free Period stated in the First Schedule hereto) the payment for the month of June 2009 to be made    on the date of commencement of the Term and if the Rent is not so     paid the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of 2% above the prime rate from time   to time prevailing of the Hongkong And Shanghai Banking      Corporation Limited calculated from the date on which the same   became due for payment until the date of payment as liquidated  damages and not as penalty and such interest to be deductible from    time to time from the security deposit paid hereunder by the Tenant to the Landlord provided that the demand and/or receipt by the Landlord   of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement.

MANAGEMENT FEE

2.1

The Tenant shall also pay to the Landlord for the provision by the Landlord (or its designated agent) of the maintenance and management of the Premises the sum specified in the Second Schedule hereto (the "Management Fee") such sum to be paid monthly in advance throughout the Term and on the same days and in the same manner as the payment of Rent hereinbefore mentioned which shall be subject to interest on any amount in arrears and deductible from the security deposit as aforesaid in Clause 1 hereof and subject to increase by the Landlord as provided in Clause 3.

INCREASE IN MANAGEMENT FEE

3.                     The parties hereto agree that the Management Fee shall be subject to increase at any time during the continuance of the Term   by the Landlord if the operating costs for the provisions of the said maintenance and management services shall have increased and such increase shall be proportionate to the increase in such operating costs    as determined by the Landlord

TENANT'S COVENANTS	4. The TENANT HEREBY COVENANTS WITH THE LANDLORD as follows:

RENT	4.1 To pay the Rent to the Landlord in the manner herein stipulated.

MANAGEMENT FEE	4.2 To pay the Management Fee in the manner herein stipulated.

TENANT'S OBLIGATIONS DURING RENT FREE PERIOD

4.3

   During the said Rent-free Period

(a)

for the avoidance of doubt, the Tenant shall be liable for and pay all rates, Management Fee and charges in respect of electricity, gas, water and all other outgoings arising from or in connection with the use and occupation of the Property by the Tenant and observe all terms of the tenancy hereunder; and

(b)       if the tenancy created hereby shall by reason of any default whatsoever on the part of the Tenant be terminated within the said period, the Tenant shall forthwith become liable for and pay to the Landlord an amount equivalent to the number of days' rent in respect of the use and occupation of the Property for the said period without prejudice to the Landlord's right to claim damages against the Tenant.

RATES, TAXES, ETC.

4.4

To pay rates charged on the Premises as assessed by the Government of HKSAR quarterly (the approximate amount of which is set out in the Second Schedule for the Tenant's reference only) in advance which shall be or be deemed to be payable and due on the first day of the months of January April July and October provided that the first payment thereof shall be paid on the commencement of this Agreement and in the event of the Premises not having been separately assessed to rates by the Government to pay quarterly in advance such sum (not exceeding 5.5 percent of the rent for the corresponding   quarter) as shall be required by the Landlord as a deposit by way of security for the due payment of rates subject to adjustment on actual rating assessment in respect of the Premises being received from the Government and also to pay and discharge all taxes, assessments,   duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be imposed or charged on the Premises or upon the owner or occupier in respect thereof by the Government of HKSAR or other lawful authority other than Government Rent,   Property Tax and expenses of a capital or non-recurring nature.

UTILITIES

4.5

To pay and discharge all deposits and charges for electricity, gas, water telephones and air-conditioning incurred in relation to the Tenant's use and occupation of the Premises as may be shown by the separate meter or meters installed upon the Premises or   by accounts rendered to the Tenant.

CLEANSING AND CLEARING OF DRAINS

4.6

To pay on demand to the Landlord any reasonable costs incurred by the Landlord in cleansing and clearing any drains choked    or stopped up owing to careless use by the Tenant or its employees customers invitees or licensees.

FITTING OUT

4.7.1

To fit out the Premises at the Tenant's expense in accordance with such plans and specifications as shall have been first submitted (in duplicate) to and approved (such approval not to be unreasonably withheld or delayed) in writing by the Landlord and the manager of the Building. The fitting out shall be in a good and proper workmanlike fashion and so to maintain the same throughout the Term in good repair and condition to the reasonable satisfaction of the Landlord.

4.7.2

The Tenant shall not commence any fitting out works unless and until all necessary approvals licences or permits relating thereto have been obtained from the relevant government departments   or authorities and if the Tenant shall for any reason commence any    such works prior to obtaining the necessary approvals licences or  permits from the relevant government authorities the Tenant shall be solely responsible for the consequences of such unauthorized works.

4.7.3

The Tenant will not cause or permit to be made any variation to the approved fitting out plans and specifications or to the interior design or layout of the Premises without the previous approval  in writing of the Landlord (such approval not to be unreasonably withheld or delayed) and in the event of such approval being requested  it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any reasonable fees and/or costs incurred by it in connection with such request including but not limited to fees of an architect and/or specialist consultant.

REPAIR

4.8

To keep all the non-structural part of interior of the Premises including the flooring and interior plaster or other finishing material or rendering to walls, floors and ceilings and the Landlord's furniture, fixtures and fittings therein and all additions thereto    including all doors, windows, electrical installations and wiring, light fittings, suspended ceiling and fire alarm and fire fighting installations in good clean tenantable substantial and proper repair and condition        and properly preserved and painted as may be appropriate from time to time (fair wear and tear and damage due to latent inherent and    structural defects excepted).

WINDOW GLASS	4.9 To replace all broken or damaged window glass in or at the Premises at the Tenant's own cost if the same is broken or damaged as a result of the Tenant's negligence.

ELECTRICAL WIRING

4.10

To repair or replace, if so required by the appropriate Supply Company, Statutory Undertaker or Authority as the case may    be under the terms of any Ordinance relating to the supply of electricity for the time being in force or any Orders in Councilor Regulations   made thereunder, all the electrical wiring installations and fittings installed by the Tenant within the Premises and the wiring from the Tenant's meter or meters to and within the same.

INTERIOR DEFICITS

4.11

To be wholly responsible for any damage or injury caused to any person whomsoever or property whatsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or of the Landlord's furniture, fixtures and fittings therein, the repair of which is the responsibility of the Tenant hereunder, and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions liabilities and legal proceedings whatsoever made upon the Landlord    by any person in respect thereof and to effect adequate insurance cover in respect of such risks. The policy of such insurance shall be     endorsed to show the Landlord as registered owner of the Building or  the Premises (as the case may be) and shall be in such amount as may   in the reasonable opinion of the Landlord be required to cover sufficiently all the risks mentioned above and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior consent of the Landlord. The Tenant hereby further    undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

DRAINS, THE PIPES, CABLES ETC.

4.12

Insofar as the same may not be part of interior of the interior of the Premises to keep in good clean substantial and proper repair and condition (fair wear and tear, and damage due to latent inherent and structural defects excepted) all non-concealed drains,  pipes, cables, wires, ducts and apparatus associated therewith and any equipment and fittings ancillary thereto which belong to or form part of or solely serve the Premises and to indemnify the Landlord against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any person in respect of any breach of this clause Provided that nothing herein shall oblige the  Tenant to carry out works of a structural nature unless the same is necessitated by the Tenant's default, act or negligence.

TO YIELD UP

4.13

To yield up the Premises with all furniture, fixtures fittings and additions therein and thereto at the expiration or sooner determination of the Term in good clean substantial and proper repair and condition (fair wear and tear, structural and inherent defects and damage or destruction due to any cause mentioned in Clause 7.2 hereof excepted) AND thereupon to surrender to the Landlord all keys leading to all parts of the Premises and to remove at the Tenant's expense all fixtures, fittings, additions, partitions, floor coverings, wall finishes, false ceilings, electrical installations and wirings, erections, and alterations made or installed upon or in the Premises by the Tenant and to re-instate restore and make good any damage caused by such    removal or re-instatement Provided that the Tenant's obligations   relating to removal or re-instatement under this Clause may be   modified or varied by the Landlord notifying the Tenant in writing that the Landlord proposes without payment of any compensation to retain  all or any of the said furniture, fixtures, fittings, additions, partitions, floor coverings, erections and alterations which the Tenant is otherwise liable hereunder to remove but subject to this proviso, the Tenant shall re-instate restore and make good and in the event of the Tenant failing  so to do the Tenant shall on demand pay to the Landlord the reasonable cost of such re-instatement restoration or making good.

TO PROTECT INTERIOR	4.14 To take all reasonable precautions to protect the interior of the Premises from damage threatened by an approaching storm gale or typhoon.

WATER APPARATUS

4.15

At the expense of the Tenant to maintain all toilets and water apparatus located within the Premises (or elsewhere if used exclusively by the Tenant and its employees customers invitees or licensees) in good clean substantial and proper repair and condition   (fair wear and tear, structural and inherent defects and damage or destruction due to any cause mentioned in Clause 7.2 hereof excepted) at all times during the Term to the reasonable satisfaction of the     Landlord and in accordance with the Regulations of the Public Health   or other Government Authority concerned.

TO PERMIT LANDLORD TO ENTER AND VIEW

4.16

To permit the Landlord its agents and all persons authorized by it with or without workmen or others and with or     without appliances at all reasonable times after giving reasonable prior notice to enter upon the Premises to view the condition thereof and to take inventories of the fixtures and fittings therein Provided that the Landlord shall cause as little interference as possible to the Tenant.

TO EXECUTE REPAIR 0N RECEIPT OF NOTICE

4.17

To make good all defects and wants of repair to the Premises for which the Tenant is liable hereunder within the period       of one month from the receipt of written notice from the Landlord to make good the same or within such longer period as the circumstances may require, and if the Tenant shall fail to execute such works or   repairs as aforementioned to permit the Landlord or its duly authorized agents to enter upon the Premises and execute the same and the reasonable cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable by action.

TO PERMIT ENTRY

4.18

To permit the Landlord and its duly authorized agents at all reasonable times after giving reasonable prior notice (but at any    time without notice in case of emergency) to enter the Premises (and by force if necessary) for the purposes of security, fire fighting or   inspecting or carrying out repairs, alterations or additions to or maintenance or renewal of the Building the services, fixtures and  fittings therein Provided that in carrying out such works the Landlord shall cause as little interference to the Tenant as is possible and make good any damage caused to the Tenant or its property as a result of the Landlord's negligence, act or default.

USER

4.19

Not to use the Premises for any purpose other than such as are specified in the Third Schedule hereto and to obtain all necessary licences and permissions under all legislation or regulations applicable  to the use of the Premises for such purpose and to observe and comply with all such legislation and regulations.

MISUSE

4.20

Not to permit or suffer any part of the Premises to be used for the purpose of gambling or for any illegal, immoral or   improper purposes or so as to cause nuisance, annoyance,   inconvenience, damage or danger to the Landlord or the occupiers of adjacent or neighboring premises.

STORAGE OF MERCHANDISE AND HAZARDOUS GOODS

4.21

Not to use the Premises or any part thereof for the storage of goods or merchandise other than in such quantities    consistent with the nature of the Tenant's trade or business nor to keep  or store or cause or permit to be kept or stored any dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re-enactment thereof.

ARMS AND AMMUNITION

4.22

Not to keep, store, use, bring into or suffer to be kept, stored, used or brought into the Premises or the Building or any part thereof any arms or ammunition (as defined in the Firearms and Ammunition Ordinance).

NUISANCE, ETC.

4.23

Not to make produce or suffer or permit to be made or produced any noise (including but not limited to music or sound produced by broadcasting from television radio and any apparatus equipment or instrument capable of creating producing or reproducing music or sound) or vibration or other acts or things in or on the   Premises which is or are or may be a nuisance or annoyance to, and which causes any reasonable complaint from, the tenants or occupiers   of adjacent or neighboring premises.

ALTERATIONS

4.24

Not to make or permit to be made any alterations in or additions to the Premises or to the electrical and communications  wiring, air-conditioning ducting (if any) lighting fixtures or other Landlord's fixtures and fittings or to install any plant equipment apparatus or machinery therein without having first obtained the    written consent of the Landlord therefor (such consent not to be unreasonably withheld or delayed) or to cut, maim, or injure or suffer    to be cut, maimed or injured any doors, windows, walls, structural members or other fabric thereof.

AIR- CONDITIONING

4.25

The Tenant shall have the right to remove the existing air-conditioning plant which is located at the flat roof of the 4th Floor    of N0.39, Yiu Wa Street, Causeway Bay, Hong Kong and install             a new air-conditioning plant of similar specifications at the same location. All costs in relation to the removal and installation of the      air-conditioning plants shall be borne by the Tenant. In the event of     the Tenant installing a new air-conditioning plant as aforesaid, the Tenant shall comply with the reasonable directions and instructions of the Landlord regarding the removal and installation works and shall at  its own expense be responsible for their periodic inspection   maintenance and repair and for the replacement of defective wiring    and the Tenant shall be strictly liable for any damage caused by the                  installation operation or removal of such units. For the avoidance of doubt, the Landlord will not warrant the proper functioning of the existing air-conditioning plant and the Tenant shall at its own costs     and expenses maintain or repair the existing air-conditioning plant (where a new air-conditioning plant has not been installed). In the    event that the Tenant has installed a new air-conditioning plant, the same shall remain at the site of installation upon expiry or sooner     termination of the Term where the title of which shall be vested in the Landlord.

PARTITIONING

4.26

Not to erect install or alter any partitioning of any kind in the Premises or any part thereof without having obtained the Landlord's prior written approval (such consent not to be unreasonably withheld or delayed). Any such partitioning or alteration thereof approved by the Landlord shall be constructed or made at such position and with such material and in accordance with such other requirement  (if any) as shall be reasonably directed or approved by the Landlord.   All reasonable fees and expenses incurred by the Landlord in obtaining the approval of the Landlord's architects or consultants on the location  of such partitioning or alteration shall be borne by the Tenant,    including the reasonable costs and expenses of the removal or    alteration of the fixtures and fittings of the Landlord as may be reasonably required by the Landlord and payment therefor to the Landlord as may be imposed as a pre-requisite of the Tenant obtaining such permission.

TO COMPLY WITH ORDINANCE ETC., AND GOVERNMENT LEASE

4.27

To be answerable and responsible for the consequence of any breach of local Ordinances Orders in Councilor Regulations by any occupier of the Premises and not to do anything which would amount to a breach or non-observance of the negative obligations imposed by virtue of provisions of the Government Lease under which the Landlord holds the Premises and to indemnify the Landlord against any breach of the terms of this Clause

NOT TO ASSIGN, PART WITH POSSESSION, ETC.

4.28

Not to transfer assign underlet license share or

otherwise part with the possession of the Premises or any part thereof either by way of sub-letting, lending, sharing, or other means whereby any person not a party to this Agreement obtains the use or possession   of the Premises or any part thereof for all or any part of the Term and irrespective of whether any rental or other consideration is given for such use or possession and in the event of any purported transfer, assignment, underletting, licensing, sharing or parting with the possession of the Premises (whether for monetary consideration or not) the Landlord shall be entitled to terminate this Agreement and the Tenant shall forthwith thereupon surrender vacant possession of the Premises to the Landlord without prejudice however to the rights of either party in respect of any antecedent breach of any of the   agreements, terms and conditions contained herein. The tenancy    created pursuant to this Agreement shall be personal to the Tenant named in this Agreement and without in any way limiting the   generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause :

(a)

In the case of a tenant which is a partnership, the taking in of  one or more new partners whether on the death or retirement of an existing partner or otherwise;

(b)

In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual;

(c)      In the case of a corporation, any reconstruction, amalgamation, merger or voluntary liquidation or any change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;

(d)

The giving by the Tenant of a Power Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same;

REFUSE DISPOSAL	4.29 To ensure that all wet garbage and refuse is disposed of by arrangement with and in containers specified by the manager of the Building.

OVERNIGHT OPERATIONS, GUARDS, ETC.

4.30

Not to permit or suffer any person to remain in the Premises or the Building overnight without the Landlord's prior

written consent. Such consent shall only be given to enable the      Tenant to operate its business or to post watchmen to guard the     contents of the Premises which shall not be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (consolidation) Ordinance or any other enactment or modification thereof for the time being in force.

NOT TO BLOCK ENTRANCES STAIRCASES, ETC.

4.31

Not to place or leave in the entrance, lifts, staircases, passages, lobbies, landings or other common areas of the Building any boxes, furniture, chattels, refuse or rubbish or otherwise encumber the same.

NOT TO ERECT SIGNS

4.32

Not to erect exhibit or display within or on the exterior of the Premises or the Building any writing sign aerial flagpole or other device whether illuminated or not unless the same and the proposed location thereof shall have previously been approved in writing by the Landlord, such approval not to be reasonably withheld or delayed.

NOT TO VITIATE INSURANCES

4.33

Not to do or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or against claims by third parties for the time being subsisting may become void or voidable or whereby the rate of premium thereon may  be increased, and (if so required) to repay to the Landlord the expenses incurred by the Landlord in and about any renewal of such policy or policies rendered necessary by a breach of this Clause.

RESTRICTION ON DELIVERIES

4.34

Not to take delivery of furniture equipment fittings or bulky items in and out of the Building during the hours specified in the Fourth Schedule hereto and only in the lift designated for that purpose  by the Landlord.

INDEMNITY BY TENANT

4.35

To indemnify and keep the Landlord fully indemnified from and against all actions proceedings demands costs expense liabilities and claims whatsoever by the tenants and occupiers of any other parts of the Building any act or liability caused by or arising from the act, neglect or default (irrespective of whether wilful or not) of the Tenant or any invitee or licensee of the Tenant or any workmen   servants or customers permitted by the Tenant to be in the Premises or any part thereof.

EXCLUSION OF LANDLORD'S LIABILITY

4.36

Save and except in the case of any act, default or  default or negligence on the part of the Landlord, its agent, servants or employees, not to hold the Landlord liable in any way to the Tenant or  to any person whomsoever in respect of any injury damage or loss of business or other liability whatsoever which may be suffered by the Tenant or by any other person or any property howsoever caused and in particular, but without limitation, caused by or through or in any way owing to:

(a)

any interruption of any of the services hereinbefore mentioned by reason of necessary repair or maintenance of any   installations or apparatus or damage thereto or destruction thereof by fire water act of God or other cause beyond the Landlord's control or by reason of mechanical electrical or other defect or breakdown or other defect or breakdown or other inclement conditions or unavoidable shortage of fuel materials water or labour or any cause whatsoever beyond the Landlord's control; or

(b)

the act neglect or default of the tenants and occupiers of any other parts of the Building and their employees agents  customers licensees and invitees; or

(c)

any defect in the supply of electricity or from any surge reduction variation interruption or termination in the supply of electrical power; or

(d)

any typhoon landslide subsidence of the ground escape of fire leakage of water or electric current from the water pipes or electric wiring cables or ducts situate in upon or in any way connected with the Building or any part thereof or dropping or falling of any article object or material whatsoever including cigarette ends, glass or tiles, the escape of water, fire or electricity or vibrations from any floor office or premises forming part of the Building or in the neighborhood; or

OBSERVANCE OF TERMS OF DEED OF MUTUAL COVENANT

4.37

Not to do anything which would amount to a breach or non-observance of the negative obligations imposed by virtue of the    the terms, conditions, agreements and restrictions contained or referred to in the Crown Lease in respect of the Premises and in any Deed of Mutual Covenant or Sub-deed of mutual covenant (if applicable)  relating to the Building and/or the Premises and to indemnify the Landlord against any such breach or non-observance.

BUILDING RULES AND HOUSE RULES

4.38

To obey and comply with such Building Rules and House Rules as may from time to time be made or adopted by the landlord of the Building in accordance with any Deed of Mutual Covenant or sub-deed of mutual covenant by the Management Committee of the Incorporated Owners of the Building and/or any Management Agreement in relation to the management of the Premises (if applicable).

CLEANING CONTRACTORS

4.39

To employ for the cleaning of the interior of the Premises only such cleaning contractors as shall have been previously approved by the Landlord and to cause such cleaning services to be carried out only between such hours and on such days as shall have   been previously approved by the Landlord provided that the Landlord shall not unreasonably withhold or delay their approval for the    purposes of this paragraph.

LANDLORD'S AGREEMENT

5.

THE LANDLORD HEREBY AGREES WITH THE TENANT (subject to the Tenant duly paying the Rent Management Fee rates and other outgoings and charges hereinbefore referred to and observing and performing the agreements herein contained) as     follows:

HANDOVER CONDITION

5.1

The Premises will be handed over to the Tenant on "as is" condition subject to the Tenant's undertaking to reinstate the  Premises to "bare-shell" condition or to the Landlord's satisfaction    upon expiry or sooner termination of the Term.

FOR QUIET ENJOYMENT	5.2 To have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or anyone lawfully claiming under through or in trust for the Landlord.

TO REPAIR ROOF, MAIN WALLS, ETC.

5.3

To maintain and keep the main structure, main walls, concealed drains and pipes of the Premises in proper and tenantable repair and condition, and to use its reasonable endeavours to procure   the landlord of the Building to amend and repair such defects (not attributable to the act of the Tenant or its invitees customers licensees servants or agents) to the roof main electricity supply cables main   drains and water pipes main walls, exterior window frames, the main structure, the exterior, common areas and facilities of the Building therein as the Landlord shall discover or as the Tenant or other authorized person or Authority shall by notice in writing bring to the attention of the Landlord and to maintain the same in a proper state of repair and condition at the cost of the Landlord PROVIDED that         the Landlord shall be entitled to be given a reasonable period of time within which to view any such defects and to amend and repair the

same and PROVIDED further that the Landlord shall be liable       neither to pay compensation to the Tenant in respect of any period during which due to circumstances beyond the control of the Landlord the proper operation of any water or electricity supply or drainage system or any of them shall be interrupted as the result of mechanical failure or need for repair or overhaul nor to grant any abatement of   Rent or Management Fee in respect of such interruption.

TO PAY GOVERNMENT RENT, ETC.	5.4 To pay the Government Rent, Property Tax and expenses of a capital or non-recurring nature in respect of the Premises.

SECURITY DEPOSIT

6.1

 Upon the signing hereof the Tenant shall pay to the Landlord the sum specified as Security Deposit in the Second Schedule hereto to secure the due performance and observance of the Tenant's agreements, restrictions, stipulations and conditions herein contained which said deposit shall be held by the Landlord throughout the  currency of this Tenancy Agreement without payment of any interest to the Tenant with the right for the Landlord (without prejudice to any  other right or remedy hereunder) to deduct therefrom the amount of any Rent and other charges payable hereunder and any costs expenses loss  or damage sustained by the Landlord as the result of any                    non-observance or non-performance by the Tenant of any of the said agreements, restrictions, stipulations or conditions. In the event of      any deduction being made by the Landlord from the said deposit in accordance herewith during the currency of this Agreement the Tenant shall within 14 days from the date of receipt of the Landlord's demand   in writing make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to     re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

6.2

At the expiration or sooner determination of the Term if there shall be no outstanding breach of any of the agreements, restrictions, stipulations and conditions herein contained and on the Tenant's part to be observed and performed the Landlord will repay to the Tenant within 21 days after the Tenant shall have surrendered to    the Landlord vacant possession of the Premises the security deposit    paid hereunder without any interest thereon but if there shall be any money due to the Landlord, the Landlord may apply such deposit towards payment of such sums due, and if there shall be any breach of any of the said agreements, restrictions, stipulations and conditions on the part of the Tenant to be observed and performed the Landlord shall pay or apply the said deposit or such part thereof as shall be required towards remedying such breach insofar as this may be possible without prejudice to any of the Landlord's rights or remedies hereunder.

6.3

If at any time during the Term, the Landlord shall sell or otherwise assign the Premises, the Landlord may at any time transfer to the new owner ("New Owner") the said deposit or the balance thereof  (if any) in the event of the Landlord being entitled to exercise its right   of deduction as aforesaid PROVIDED that the New Owner shall undertake with the Tenant in writing to refund such deposit or the balance thereof in accordance with the provisions hereof. Upon         such transfer, the Landlord (which in this context shall exclude its assigns) shall be released from any liability or obligation hereunder to refund the said deposit or any balance thereof to the Tenant. The   Tenant shall thereafter be entitled only to claim a refund of the said deposit or the balance thereof from the New Owner.

FURTHER PROVISIONS	7. IT IS HEREBY AGREED AND DECLARED as follows:

RE-ENTRY

7.1

If the Rent, Management Fee or any other sums payable hereunder or any part thereof shall be unpaid for 15 days after the same shall have become payable (whether formally demanded or not) or if there shall be any breach non-observance or non-performance of any of the agreements, restrictions, stipulations and conditions herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or being a corporation go into liquidation (except for the purposes of amalgamation or reconstruction) it shall be lawful for the Landlord at any time thereafter to re-enter into and upon the Premises or any part thereof in the name of the whole and thereupon this Tenancy Agreement shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any breach non-observance or non-performance by the Tenant of any of the terms of this Tenancy Agreement. All reasonable costs and expenses incurred by the Landlord in demanding payment of the Rent and other charges aforesaid (if the Landlord elects to demand) arising out of the Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

ABATEMENT OF RENT

7.2

If the Premises or any part thereof shall be rendered unfit for the Tenant's use or rendered inaccessible, or destroyed or damaged by fire, typhoon, act of God, force majeure or any other cause beyond the control of the Landlord (other than on account of the Tenant's act neglect or default) and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if the Premises shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises then the Rent or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall forthwith abate and cease to be payable until the same shall have been again rendered fit for the Tenant's use and accessible or until (as the case may be) the relevant order shall have been uplifted PROVIDED that

(a)        if the Landlord shall consider it uneconomical to repair rebuild or replace the Premises whether or not in the same form or if any competent authority shall refuse permission for or otherwise prevent any rebuilding or replacement the Tenant shall be entitled within one month of the notification by the Landlord of its decision or such refusal or prevention as the case may be subject to there having been no breach of its obligations hereunder forthwith to terminate this Tenancy Agreement by serving written notice on the Landlord without prejudice to any antecedent claims or causes of action which either party hereto may have against the other hereunder or,

(b)

if the Premises shall not be repaired or reinstated within three months of its being rendered unfit for the Tenant's use or inaccessible or being declared as a dangerous structure or subject to a demolition order or closing order either party hereto may terminate this Agreement by giving not less than one month's notice in writing to the other and upon the expiration of such notice this Agreement shall absolutely determine but without prejudice as aforesaid.

CONDONATION

7.3 No condoning, excusing or overlooking by the Landlord of any default, breach, non-observance or non-performance by the Tenant at any time of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach, non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with necessity of obtaining the specific written consent of the Landlord in future, unless expressly so provided.

COST, STAMP DUTIES	7.4 Each party shall bear its own costs for and incidental to the preparation and signing of this Agreement. The stamp duty payable thereon shall be paid by the parties in equal shares.

SERVICE OF NOTICES

7.5

Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by registered post to or left at the Premises or at the registered office or last known address in Hong Kong of the Tenant and any notice required to be served on the Landlord shall be sufficiently served if delivered to or despatched by registered post to or left at the registered office of the Landlord in    Hong Kong or any other address which the Landlord may notify to the Tenant from time to time. A notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

EXCLUSION OF WARRANTIES

7.6

The Landlord does not represent or warrant that the Premises are suitable for the use or purposes specified in the Third Schedule hereto and the Tenant shall satisfy itself or shall be deemed to have satisfied itself that they are suitable for the purpose for which they are to be used and the Tenant hereby agrees that it will at its own expense apply for any requisite licences or permits from all   Government or Public Authorities in respect of the conduct of the Tenant's business in the Premises and shall execute and comply with    all Ordinances, Regulations, Orders, Notices or Rules made by all competent Government or Public Authorities in connection with such business as aforesaid A D the Tenant hereby further agrees to   indemnify the Landlord in respect of any breach by the Tenant of this Clause.

LETTING NOTICES AND ENTRY

7.7

During the three months immediately before the expiration or sooner determination of the Term the Landlord shall be     at liberty to affix and maintain in a reasonable manner without interference upon any external part of the Premises a notice stating that the Premises are to be let or sold and such other information in connection therewith as the Landlord shall reasonably require during the aforementioned period of three months.

LANDLORD'S RIGHT OF DISPOSAL

7.8

Nothing herein contain shall be interpreted or construed to restrict or encumber the right of the Landlord in any manner whatsoever to sell to or otherwise dispose of the Building including the Premises (but subject to this Agreement) to any third party as the Landlord in its absolute discretion may decide upon any terms and conditions the Landlord in its absolute discretion may consider appropriate.

REGULATIONS

7.9.1

The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such Regulations as it may    consider necessary for the proper operation and maintenance of the Building.

7.9.2

Such Regulations shall be supplementary to the terms and conditions contained in this Tenancy Agreement and shall not in any way derogate from such terms and conditions. In the event of        conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Tenancy Agreement shall prevail.

INTERPRE- TATION

7.1 0.1

The expression the "Tenant" shall (where the context permits) mean and include the party or parties specifically named and shall not include the executors and administrators of any such party or where such party is a corporation its successors in title or any   liquidators thereof.

7.10.2

Where the Tenant comprises more than one individual all agreements undertakings and agreements made by the Tenant herein shall be deemed to be made jointly and severally by all the persons comprising the Tenant.

7.10.3

In this Agreement unless the context requires otherwise words importing the masculine feminine or neuter gender shall include the others of them and words importing the singular number shall include the plural and vice versa.

MARGINAL NOTES	7.11 The marginal notes of the clauses of this Agreement are for reference only and it is hereby declared that these marginal notes shall not be deemed a part of this Agreement.

EXCLUSION OF REPRESEN- TATIONS AND RIGHTS

7.12.1

This Agreement sets out the full agreement between the parties hereto. No other warranties or representations have been       made or given relating to the Landlord, the Tenant, the Building, or the Premises or if any warranty or representation has been made the same   is hereby waived.

7.12.2

Nothing herein contained shall confer on the Tenant any right, interest, privilege, easement or appurtenance whatsoever mentioned or referred to in section 16(1) of the Conveyancing and Property Ordinance (Cap.219) save those expressly set out herein.

MORTGAGEE'S CONSENT

7.13

It is expressly agreed between the parties hereto that the Landlord shall obtain the consent of the mortgagee bank of the    Premises in respect of the tenancy hereof and supply the Tenant with a copy of the letter from the mortgagee bank in granting its consent to    the tenancy of the Premises within one month from the commencement of the Term herein.

SPECIAL TERMS	7.14 The tenancy shall be subject to such other terms and conditions that are set out in the Fifth Schedule hereto.

ENTIRE AGREEMENT	7.15 This Agreement sets out the full agreement between the parties and supersedes all previous agreements, whether oral or in writing, entered into by the Landlord or the Tenant.

[The rest of this page is intentionally left blank]

THE FIRST SCHEDULE ABOVE REFERRED TO

LANDLORD

SKY HEART LIMITED whose registered office is situate at 2-4 Dai Fat Street, Tai Po

Industrial Estate, New Territories

TENANT

LEGEND SUN LIMITED whose principal place of business is situate at Flat 22, 16/F.,

Central Square, 22 Hai Wing Road, Tuen Mun

PREMISES

Ground Floor, No. 39 Yiu Wa Street, Causeway Bay, Hong Kong

BUILDING

The building as erected on N0.39 Yiu Wa Street, Causeway Bay, Hong Kong

TERM

THREE (3) years commencing from 151 June 2009 to 31 51 May 2012 (both days inclusive)

RENT-FREE PERIOD

Forty-five (45) days from 151June 2009 to 151h July 2009 (both days inclusive)

THE SECOND SCHEDULE ABOVE REFERRED TO

RENT

HONG KONG DOLLARS FIFTY TWO THOUSAND ONLY (HK$52,000.00) per month

(exclusive of Management Fee and government rates)

MANAGEMENT FEE

HONG KONG DOLLARS THREE THOUSAND EIGHT HUNDRED AND NINETY

 SEVEN ONLY (HK$3,897.00) per month subject to revision by the Landlord

RATES

Approx. HK$12,600.00 per quarter subject to actual assessment by the Government of the

HKSAR

SECURITY DEPOSIT

HONG KONG DOLLARS TWO HUNDRED SEVENTY NINE THOUSAND FOUR

HUNDRED AND EIGHTY FIVE ONLY (HK$279,485.00)

THE THIRD SCHEDULE ABOVE REFERRED TO

USER

The Premises shall only be used for commercial purpose of operating an Italian Café under the style and name of CAFÉ DEGLI AMICI or such other names to be approved by the

Landlord.

THE FOURTH SCHEDULE ABOVE REFERRED TO

BULKY DELIVERIES

As prescribed by the landlord of the Building from time to time.

THE FIFTH SCHEDULE ABOVE REFERRED TO

SPECIAL TERMS AND CONDITIONS

1.

If the Tenant shall not be in breach of any of the Tenant's obligations under this     Agreement, the Landlord agrees to grant to the Tenant an option to renew the tenancy for a further term of 2 years commencing on 151 June 2012 and expiring on 31 5t May 2014 at a rent of HK$65,000 per month (exclusive of Management Fees and rates which shall be payable by the Tenant) with other terms and conditions remain unchanged (save for this provision regarding the option to renew and the Deposit be adjusted to HK$344,485). Such option to renew should be exercised by the Tenant by serving to the Landlord a notice in writing to that effect not later than SIX (6) months before the expiration of the Term, otherwise the option shall become lapsed and invalid.

2.

The Tenant shall submit certified true copies of its Business Registration Certificate to the Landlord before opening for business or signing of the this Agreement, whichever is earlier.

3.

The Tenant agrees and undertakes to pay Rent and any other sums payable under this Agreement to the Landlord through the designated banker's auto-pay system or by cheque..

4.

The Tenant acknowledges that no water meter has been installed for the Premises and agrees to liaise with the relevant authorities and install the same at its own costs. Unless otherwise agreed by the Landlord in writing, installation of the said water meter shall be completed by no later than 151 June 2009. The Landlord will try best endeavour to assist the Tenant to apply the said water meter if applicable.

[The rest of this page is intentionally left blank]

IN WITNESS whereof the parties have executed this Tenancy

Agreement the day and year first above written.

SIGNED by )
)	For and on behalf of
)	SKY HEART LIMITED
for and on behalf of the Landlord )
)	________________________________
in the presence of : )	Authorized Signature(s)

SIGNED by )	For and on behalf of
)	LEGEND SUN LIMITED
)
For and on behalf of the Tenant )
)	_________________________________
In the presence of : )	Authorized Signature(s)

RECEIVED before the day and year first	)
Above written of and from the Tenant the sum of	)

HONG KONG DOLLARS TWO HUNDRED SEVENTY	)	HK$279,485.00
NINE THOUSAND FOUR HUNDRED EIGHTY FIVE	)
being payment of the abovementioned security deposit	)	For and on behalf of
SKY HEART LIMITED
)
_________________________
Authorized Signature(s)